Exhibit 3.231.3

Form LLC-5.25 July 2005	Illinois Limited Liability Company Act Articles of Amendment	FILE # 00057681 This space for use by Secretary of State
Secretary of State Jesse White Department of Business Services Limited Liability Division Room 351 Howlett Building 501 S. Second St. Springfield, IL 62756 www.cyberdriveillinois.com	SUBMIT IN DUPLICATE Must be typewritten This space for use by Secretary of State	[FILED]
Payment must be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)	Filing Fee: $150 Approved:
1.	Limited Liability Company Name: Xion, L.L.C.

2.	Articles of Amendment effective on:

☑ the file date

☐ a later date (not to exceed 30 days after the file date) Month, Day, Year

3.	Articles of Organization are amended as follows (check applicable item(s) below):
☐	a)	Admission of a new member (give name and address below)*
☑	b)	Admission of a new manager (give name and address below)*

☐	c)	Withdrawal of a member (give name below)*

☑	d)	Withdrawal of a manager (give name below)*

☐	e)	Change in address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)

☑	f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box alone or c/o is unacceptable.)

☐	g)	Change in the Limited Liability Company’s name (give new name below)

☐	h)	Change in date of dissolution or other events of dissolution enumerated in Item 6 of the Articles of Organization

☐	i)	Other (give information in space below)

*	Changes in members/managers may, but are not required to, be reported in an amendment to the Articles of Organization.

Additional information:
3.b.	Admission of new manager: Aviv Financing I, L.L.C. 2 North LaSalle Street, Suite 725 Chicago, Illinois 60602 Cook County

3.d.	Withdrawal of manager: Zev Karkomi

3.f.	Change of Registered Agent/Registered Agent’s Address to: CT Corporation System 208 South LaSalle Street, Suite 814 Chicago, Illinois 60604 Cook County
(continued on back)

Printed on recycled paper. Printed by authority of the State of Illinois. August 2005-1M-LLC-11.9

LLC-5.25
4.	This amendment was approved in accordance with Section 5-25 of the Illinois Limited Liability Company Act, and, if adopted by the managers, was approved by not less than the minimum number of managers necessary to approve the amendment, member action not being required; or, if adopted by the members, was approved by not less than the minimum number of members necessary to approve the amendment.

5.	I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Amendment are to the best of my knowledge and belief, true, correct and complete.

Dated	January 10	,	2007

	Month/Day		Year

Signature (Must comply with Section 5-45 of ILLCA.)

Please see attached signature page for Form LLC-5.25
Name and Title (type or print)

If the member or manager signing this document is a company or other entity, state name of company and indicate whether it is a member or manager of the Limited Liability Company.

Printed by authority of the State of Illinois. August 2005-1M-LLC-11.9

ARTICLES OF AMENDMENT
ADDENDUM TO FORM LLC-5.25
XION, L.L.C. SIGNATURE PAGE
5.	I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Amendment are to the best of my knowledge and belief, true, correct and complete.
Dated: January 10, 2007

AVIV FINANCING I, L.L.C.
By:	AVIV HEALTHCARE PROPERTIES
OPERATING PARTNERSHIP I, L.P.
Its:	Sole member

By:	AVIV HEALTHCARE PROPERTIES
LIMITED PARTNERSHIP
Its:	General partner

By:	AVIV HEALTHCARE, L.L.C.
Its:	General partner

By:	/s/ Zev Karkomi
	Name:	Zev Karkomi
Its: Manager

By:	/s/ Craig M. Bernfield
	Name:	Craig M. Bernfield
Its: Manager